Exhibit 10.14
PLAYA HOTELS & RESORTS N.V.
2017 OMNIBUS INCENTIVE PLAN
PERFORMANCE-BASED RESTRICTED SHARES AGREEMENT
COVER SHEET

Playa Hotels & Resorts N.V. (the “Company”) hereby grants Shares to the Grantee named below, subject to the vesting and other conditions set forth below (the “Restricted Shares”). Additional terms and conditions of the Restricted Shares are set forth on this cover sheet and in the attached Performance-Based Restricted Shares Agreement (together, the “Agreement”), and in the Playa Hotels & Resorts N.V. 2017 Omnibus Incentive Plan (as amended from time to time, the “Plan”).

Grant Date:
Name of Grantee:
Number of Restricted Shares:
Vesting Schedule:	The Restricted Shares will be eligible to vest as set forth below in this Agreement.

    By your signature below, you agree to all of the terms and conditions described in this Agreement and in the Plan (a copy of which is also attached). You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Grantee:		Date:
(Signature)

Company:		Date:
(Signature)
Name:
Title:

Attachment

This is not a share certificate or a negotiable instrument.

PLAYA HOTELS & RESORTS N.V.
2017 OMNIBUS INCENTIVE PLAN
PERFORMANCE-BASED RESTRICTED SHARES AGREEMENT

Restricted Shares
This Agreement evidences an award of performance-based Restricted Shares in the number set forth on the cover sheet and subject to the terms and conditions set forth in this Agreement, the Plan and on the cover sheet (the “Target Shares”).

Transfer of Unvested Target Shares
To the extent not yet vested, the Target Shares may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered, whether by operation of law or otherwise, nor may the Target Shares be made subject to execution, attachment, or similar process. If you attempt to do any of these things, you will immediately and automatically forfeit your Target Shares and your right to receive any Additional Shares (as defined below).

Issuance
The Company will issue your Target Shares in the name set forth on the cover sheet.

The issuance of the Target Shares will be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates, with the understanding that any ownership of Shares is mandatorily registered in the Company’s shareholder register. Any unvested Target Shares shall bear the appropriate restrictions imposed by this Agreement. As your interest in the Target Shares vests, the recordation of the number of Target Shares attributable to you will be appropriately modified if necessary.

Vesting
You will vest in the number of Shares, if any, that become earned during the period commencing on January 1, 2024 (the “Commencement Date”) and ending on December 31, 2026 (the “Performance Period”), as determined by the Committee, in its sole discretion, based on the level of achievement of the applicable performance goals in accordance with Exhibit A attached hereto, subject to your continued Service through the Certification Date (as defined below). The number of Relative TSR Shares (as defined in Exhibit A) that may become vested will range from zero to two hundred percent (200%) of the Relative TSR Shares, and the number of CAGR Stock Price Growth Shares (as defined in Exhibit A) that may become vested will range from zero to one hundred percent (100%), in each case as determined by the Committee. If greater than 100% of the Relative TSR Shares become vested, then the number of additional Shares that become vested (the “Additional Shares”) will be issued to you on the date on which the Committee certifies the level of achievement of the applicable performance goals (the “Certification Date”). Any Shares that vest in accordance with this paragraph will be deemed to be vested on the Certification Date. Any Target Shares that do not vest pursuant to the terms of this paragraph or in connection with your termination of Service or a Change in Control, as described below, will be immediately and irrevocably forfeited, including the right to receive any dividends or other distributions on such Shares, on the Certification Date, the date of your termination of Service or the date of the Change in Control, as applicable.

Termination of Service
Unless the termination of your Service triggers accelerated vesting of your Restricted Shares or other treatment pursuant to the terms of this Agreement or the Plan, you will immediately and automatically forfeit to the Company all of the unvested Target Shares, and your right to receive any Additional Shares will be immediately and automatically forfeited, in the event your Service terminates for any reason prior to the Certification Date.

Relative TSR Shares. With respect to the Relative TSR Shares, except as provided below in this paragraph, if, after the first anniversary of the Grant Date, the Company terminates your Service without Cause (as defined below), your Service terminates due to your death or Disability, or you terminate your Service for Good Reason (as defined below) (such termination, a “Qualified Termination”), then you will become vested in the number of Relative TSR Shares, if any, and you will be issued the number of Additional Shares, if any, determined by the Committee following the end of the Performance Period based on the level of achievement of the applicable performance goals during the Performance Period, in each case on a pro rata basis, determined based on the quotient obtained by dividing (i) the sum of (A) number of days of Service completed by you from the Commencement Date to the date of your termination of Service plus (B) the lesser of 365 days and the number of days that remain in the Performance Period, by (ii) the total number of days in the Performance Period. Notwithstanding the foregoing, if your Qualified Termination occurs during the Performance Period and within twenty-four (24) months after a Change in Control in which the Restricted Shares are assumed by the acquirer or surviving entity in the Change in Control transaction, then you will become fully vested in the number of Relative TSR Shares, if any, and you will be issued the number of Additional Shares, if any, determined by the Committee following the end of the Performance Period based on the level of achievement of the applicable performance goals during the Performance Period. For the avoidance of doubt, if the Relative TSR Shares remain eligible to vest following your Qualified Termination in accordance with this paragraph, then the Relative TSR Shares shall remain outstanding following your Qualified Termination through the date on which the Committee determines the level of achievement of the applicable performance goals following the end of the Performance Period, and any such Relative TSR Shares that do not vest on the Certification Date, as determined by the Committee, shall be immediately and automatically forfeited.

CAGR Stock Price Growth Shares. With respect to the CAGR Stock Price Growth Shares, except as provided below in this paragraph, if, after the first anniversary of the Grant Date, your Service terminates as a result of a Qualifying Termination, then you will become vested in any CAGR Stock Price Growth Shares that have become earned as of your date of termination, if any, based on the achievement of the applicable performance goals, on a pro rata basis, determined based on the quotient obtained by dividing (i) the sum of (A) number of days of Service completed by you from the Commencement Date to the date of your termination of Service plus (B) the lesser of 365 days and the number of days that remain in the Performance Period, by (ii) the total number of days in the Performance Period. Notwithstanding the foregoing, if your Qualified Termination occurs during the Performance Period and within twenty-four (24) months after a Change in Control in which the Restricted Shares are assumed by the acquirer or surviving entity in the Change in Control transaction, then you will become fully vested in the number of CAGR Stock Price Growth Shares that have become earned as of your date of termination, if any, based on the achievement of the applicable performance goals. For the avoidance of doubt, (i) no CAGR Stock Price Growth Shares may become earned in respect of performance that occurs after the date of your Qualified Termination, and (ii) any CAGR Stock Price Growth Shares that do not vest in connection with your Qualified Termination in accordance with this paragraph shall be immediately and automatically forfeited on the date of your Qualified Termination.

Change in Control in which the Restricted Shares not Assumed.

If, during the Performance Period, a Change in Control occurs while you are an Employee, and the Restricted Shares are not assumed by the acquirer or surviving entity in the Change in Control transaction, then, if at least half of the Performance Period has elapsed as of the date of the Change in Control, you will become fully vested in the number of Target Shares, if any, and you will be issued the number of Additional Shares, if any, determined by the Committee based on the level of achievement of the applicable performance goals or, if greater, the number of Target Shares based on target level of achievement, in each case, measured as of the date of the Change in Control in accordance with Exhibit A attached hereto. Any Restricted Shares that do not become earned based on actual performance measured as of the date of the Change in Control shall be forfeited as of such date. If, during the Performance Period, a Change in Control occurs while you are an Employee, and the Restricted Shares are not assumed by the acquirer or surviving entity in the Change in Control transaction, then, if less than half of the Performance Period has elapsed as of the date of the Change in Control, you will become fully vested in the number of Target Shares based on target level of achievement, measured as of the date of the Change in Control.

Termination for Cause after the Performance Period
If, following the end of the Performance Period and prior to the Certification Date, the Company terminates your Service for Cause, your rights to all of the unvested Target Shares will be immediately and automatically forfeited, including the right to receive any dividends or other distributions on such Shares, and your right to receive any Additional Shares will be immediately and automatically forfeited.

Definitions of Cause and Good Reason
For purposes of this Agreement, the term “Cause” will mean any of the following: (i) your conviction of, or the entry of a plea of guilty, first offender probation before judgment or nolo contendere by you to, any felony or any other crime involving dishonesty; (ii) fraud, misappropriation, embezzlement or breach of fiduciary duty by you with respect to the Company or any Affiliate; (iii) your willful failure, bad faith or gross negligence in the performance of your assigned duties for the Company or any Affiliate following your receipt of written notice of such willful failure, bad faith or gross negligence; (iv) your failure to follow reasonable and lawful directives of the Company or any Affiliate following your receipt of written notice of such failure; (v) any act or omission by you that the Committee reasonably determines to be likely to have a material adverse impact on the Company’s or any Affiliate’s business or reputation for honesty and fair dealing; other than an act or failure to act by you acting reasonably, in good faith and without reason to believe that such act or failure to act would adversely impact the Company’s or any Affiliate’s business or reputation for honesty and fair dealing; (vi) your material breach of the written employment policies and code of conduct to which you are subject, including, but not limited to, polices against discrimination or harassment; or (vii) your breach of any material term of this Agreement following your receipt of written notice of such breach. The Company or an Affiliate will provide you a period of thirty (30) days following receipt of any written Cause notification in order to allow you the opportunity to effectuate a cure of the acts or omissions that form the basis for the determination, but only to the extent such acts or omissions are capable of cure.

For purposes of this Agreement, the term “Good Reason” will mean any of the following, without your written consent: (i) the assignment to you of substantial duties or responsibilities materially inconsistent with your position at the Company or the Affiliate that is your employer or any other action by the Company or such Affiliate which results in a substantial diminution of your duties or responsibilities as a senior executive of the Company or such Affiliate (for the avoidance of doubt, if you are removed from your position at the Company or any Affiliate, such removal or resignation shall not constitute a basis for purposes of this Agreement as a resignation for Good Reason); or (ii) a material reduction in your base salary. You may terminate your employment at any time for Good Reason, upon sixty (60) days’ written notice by you to the Company or the Affiliate that is your employer. You may not terminate your employment for Good Reason hereunder unless and until you have provided the Company or the Affiliate that is your employer with written notice of the action which you contend to be Good Reason (which notice must specify that such action constitutes the basis for a “Good Reason” resignation hereunder), such written notice is provided within sixty (60) days of the occurrence of the event which you contend to be Good Reason and the Company or such Affiliate has failed to reasonably remedy such action within thirty (30) days of receiving such written notice.

Notwithstanding anything contained herein to the contrary, if you have an employment agreement with the Company or any Affiliate, the terms Cause and Good Reason will have the meanings set forth in such employment agreement.

Forfeiture of Rights	If you should take actions in violation or breach of, or in conflict with, any employment agreement, non-competition agreement, agreement prohibiting the solicitation of Employees or clients of the Company or any Affiliate, confidentiality obligation with respect to the Company or any Affiliate, material Company policy or procedure, or other agreement with, or other material obligation to, the Company or any Affiliate, including, without limitation, the restrictive covenants contained herein, the Committee has the right to cause an immediate forfeiture of your rights to the Shares awarded under this Agreement and any gain realized by you with respect to such Shares, and the Shares shall immediately and automatically expire.

Confidentiality
You acknowledge that you may be furnished or may otherwise receive or have access to confidential information which relates to the Company’s or an Affiliate’s past, present or future business activities, strategies, services or products, research and development; financial analysis and data; improvements, inventions, processes, techniques, designs or other technical data; profit margins and other financial information; fee arrangements; terms and contents of leases, asset management agreements and other contracts; tenant and vendor lists or other compilations for marketing or development; confidential personnel information (e.g., medical records, organizational charts, personnel files, and similar confidential information); or other information regarding administrative, management, financial, marketing, leasing or sales activities of the Company or any Affiliate or of a third party which provided proprietary information to either or both on a confidential basis. All such information, including any materials or documents containing such information, shall be considered by the Company, the Affiliates and you as proprietary and confidential information of the Company and the Affiliates (the “Proprietary Information”).

Notwithstanding the foregoing, Proprietary Information shall not include (i) information disseminated by the Company or any Affiliate on a non-confidential basis to third parties in the ordinary course of business; (ii) information in the public domain not as a result of a breach of any duty by you or any other person; or (iii) information that the Company or any Affiliate, as the case may be, does not consider confidential.

Both during your employment with the Company and the Affiliates and after the termination of your employment for any reason (the “Nondisclosure Restricted Period”), you shall preserve and protect the confidentiality of the Proprietary Information and all physical forms thereof, whether disclosed to you before this Agreement is signed or afterward. In addition, you shall not (i) disclose or disseminate the Proprietary Information to any third party, including employees of the Company or any Affiliate without a legitimate business need to know; (ii) remove the Proprietary Information from the Company’s or any Affiliate’s premises without a valid business purpose; or (iii) use the Proprietary Information for your own benefit or for the benefit of any third party, in each of the foregoing cases during the Nondisclosure Restricted Period.

Notwithstanding any other provision of this Agreement, you shall not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that: (A) is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

Notwithstanding any other provision of this Agreement, if you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the Company’s trade secrets to your attorney and use the trade secret information in the court proceeding if you: (A) file any document containing the trade secret under seal; and (B) do not disclose the trade secret, except pursuant to court order.

Likewise, nothing herein prohibits you from disclosing information that may not be prohibited from disclosure by private agreement. For example, you may disclose, without violating the terms of this Agreement, Proprietary Information that you are specifically required by court order, subpoena, or law to disclose, but you agree to disclose only that portion of Proprietary Information that is legally required to be disclosed. You further understand and acknowledge that nothing in this Agreement prohibits you from reporting possible violations of federal or state law or regulation to any governmental agency or entity or self-regulatory organization (including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General), cooperating with any such governmental agency or entity or self-regulatory organization in connection with any such possible violation, or making other disclosures or taking other actions (including, without limitation, receiving any whistleblower award provided for under such laws or regulations) that are protected under the whistleblower provisions of federal or state law or regulation, in each case without any notice to or authorization from the Company. Additionally, no provision in this Agreement is intended to interfere with or restrain employee communications regarding wages, hours, or other terms and conditions of employment or to otherwise interfere with rights that you may have under the National Labor Relations Act.

You acknowledge that all the Proprietary Information pre-existing, used or generated during the course of your employment by the Company and the Affiliates is the property of the Company and the Affiliates, as the case may be, and you hold and use such as a trustee for the Company or the Affiliates and subject to the Company’s and the Affiliates’ sole control. You shall deliver to the Company or the Affiliates, as applicable, all documents and other tangibles (including diskettes and other storage media) containing the Proprietary Information (x) at any time upon request by the Board or the applicable Affiliate during your employment and (y) immediately upon termination of your employment.

Non-Competition and Non-Solicitation
The following definitions shall apply for the purpose of this Section:

“Competing Business” shall mean (a) acting as an owner or a lessee of all-inclusive beachfront resorts and hotels located in the Restricted Area; or (b) asset or operational management for all-inclusive beachfront resorts and hotels located in the Restricted Area. Notwithstanding any provision to the contrary in this Agreement, Competing Business shall exclude: your ownership of five percent (5%) or less of the outstanding stock of any publicly traded corporation or other entity; or of an equity interest in any other entity approved by the Board and listed on Exhibit B attached hereto; or your service on the Board of Directors of any Affiliate.

“Customer” shall mean any hotel, conference center, lodging business, or real estate investment trust with which the Company or any Affiliate had, during the last two (2) years of your employment with the Company or any Affiliate, an existing lease, sublease, or management contract and you had business contact with such entity or gained Proprietary Information regarding such entity during your employment.

“Prospective Customer” shall mean any person or entity to whom the Company or any Affiliate sent or delivered a written sales or servicing proposal, quote, or contract, or with whom the Company or any Affiliate had business contact for the purpose of developing that person or entity into a customer of the Company or an Affiliate, in either case where you had business contact with such person or entity or you gained Proprietary Information regarding such person or entity during your employment with the Company or any Affiliate.

“Restricted Area” shall mean within Mexico, Jamaica, the Dominican Republic and any other geographic area included in the Company’s and any Affiliate’s business plans during your employment with the Company and the Affiliates.

“Restricted Period” shall mean the period of your employment with the Company or any Affiliate and a period of twelve (12) months following the expiration, resignation or termination of your employment. Notwithstanding the foregoing, if you have an employment agreement with the Company or any Affiliate, the term Restricted Period will have the meaning set forth in such employment agreement.

“Solicit” shall mean to knowingly solicit, call upon, or initiate communications or contacts with a person or entity for the purpose of developing or continuing a business relationship.

During the Restricted Period, you shall not engage, directly or indirectly, either individually or through another person or entity, whether as an owner, employee, consultant, partner, principal, agent, representative, stockholder or otherwise, of, in, to or for any Competing Business.

During the Restricted Period, you shall not Solicit, directly or indirectly, on your own behalf or on behalf of any other person(s), any Customer or Prospective Customer of the Company or any Affiliate (a) for any line of business that the Company or any Affiliate conducts or plans to conduct as of the date of your termination of employment; or (b) attempt to cause such Customer or Prospective Customer to diminish or materially alter its relationship (or prospective relationship) with the Company.

During the Restricted Period, you shall not, directly or indirectly, solicit or employ or cause any person or entity, other than an Affiliate, to solicit or employ any person who is then or was at any time during the two (2)-year period prior to your termination as an employee of the Company or any of its Affiliates and who is at the time of such solicitation or attempted hiring a director, vice president, senior vice president, executive vice president or similar position of the Company or any of the Affiliates, provided that it is not a violation of this sentence to make general solicitations for employment not directed at employees of the Company or any Affiliate.

You acknowledge that you will acquire much Proprietary Information concerning the past, present and future business of the Company and the Affiliates as the result of your employment with the Company and the Affiliates, as well as access to the relationships between the Company and the Affiliates and their respective clients and employees. You further acknowledge that the business of the Company and the Affiliates is very competitive and that competition by you in that business during your employment and the Restricted Period would irreparably injure the Company and the Affiliates, as the case may be. You understand that the restrictions contained in this Agreement are reasonable and are required for the Company’s and the Affiliates’ legitimate protection, and do not unduly limit your ability to earn a livelihood.

If any court or arbitrator determines that any provision of this Section is invalid or unenforceable as written, it shall be construed by limiting and reducing it to be enforceable to the maximum extent compatible with applicable law. In case such provision may not be made enforceable in such manner, this Section shall be construed as if such provision had never been contained herein, and the remainder of this Section shall not thereby be affected and shall be given full effect, without regard to the invalid portion.

Notwithstanding any arbitration provisions contained in any employment agreement you may have with the Company or its Affiliates, the Company and its Affiliates shall have the right and remedy (in addition to any other remedies that the Company and its Affiliates may have) to have the provisions of this Section specifically enforced by a court of competent jurisdiction without any requirement to post a bond or to first seek a remedy through arbitration, including by temporary or permanent injunction, it being acknowledged and agreed that any such violation may cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. The Company shall also have the right to seek damages for any breach of this Section.

The Company and its successors and assigns may enforce these restrictive covenants.

Section 83(b) Election
Under Section 83 of the Code, the Fair Market Value of the Shares issued to you hereunder on the date any forfeiture restrictions applicable to such Shares lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include the forfeiture as to unvested Target Shares described above. You may elect to be taxed at the time the Target Shares are granted, rather than when such Shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date on the cover sheet of this Agreement. If you are eligible to file an election and elect to do so, you will have to make a tax payment on the Fair Market Value of the Target Shares on the Grant Date. The form for making this election is attached as Exhibit C hereto. Failure to make this filing within the applicable thirty (30)-day period will result in the recognition of ordinary income by you as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY CODE SECTION 83(b) ELECTION.

Leaves of Absence
For purposes of this Agreement, your Service does not terminate when you go on a bona fide leave of absence that was approved by your employer in writing if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by Applicable Laws. Your Service terminates in any event when the approved leave ends unless you immediately return to active work.

Your employer may determine, in its discretion, which leaves count for this purpose and when your Service terminates for all purposes under the Plan in accordance with the provisions of the Plan. Notwithstanding the foregoing, the Company may determine, in its discretion, that a leave counts for this purpose even if your employer does not agree.

Withholding
You agree as a condition of this grant of Restricted Shares that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting or the receipt of the Shares issued to you hereunder. In the event that the Company or any Affiliate determines that any federal, state, local or foreign tax or withholding payment is required relating to the Restricted Shares, the Company or any Affiliate will have the right to require such payments from you or withhold such amounts from other payments due to you from the Company or any Affiliate, or withhold the delivery of vested Shares otherwise deliverable under this Agreement. You may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or any Affiliate to withhold Shares otherwise issuable to you or (ii) by delivering to the Company or any Affiliate Shares already owned by you. The Shares so delivered by you shall have an aggregate Fair Market Value equal to such withholding obligations. The maximum number of Shares that may be withheld to satisfy any applicable tax withholding obligations arising from the vesting of the Restricted Shares may not exceed such number of Shares having a Fair Market Value equal to the maximum statutory amount required by the Company to be withheld and paid to any federal, state, local or foreign taxing authority with respect to such vesting of the Restricted Shares.

Retention Rights
This Agreement and the grant of Restricted Shares evidenced by this Agreement do not give you the right to be retained by the Company or any Affiliate in any capacity. The Company or an Affiliate, as applicable, reserves the right to terminate your Service at any time and for any reason.

Stockholder Rights
You have the right to vote the Target Shares and to receive any dividends declared or paid on such Shares as set forth below.  All dividends and other distributions paid with respect to the Target Shares (whether in cash, property or Shares) prior to the date the Target Shares vest will be held by the Company until payable or forfeited pursuant to this paragraph. Such dividends and other distributions will be subject to the same restrictions on transferability and vesting as the Target Shares with respect to which they were paid and will, to the extent vested, be paid, without interest, and less any applicable withholding taxes, within thirty (30) days after, and to the extent, the underlying Target Shares become vested and freed of restrictions. To the extent that the Target Shares are forfeited prior to vesting, the right to receive such dividends and other distributions will also be forfeited. Dividends and other distributions will only be paid with respect to any Additional Shares issued to you hereunder beginning on the date of such issuance.

Your Restricted Shares grant shall be subject to the terms of any applicable agreement of merger, liquidation, or reorganization in the event the Company is subject to such corporate activity, consistent with Section 17 of the Plan.

Legends
If and to the extent that the Restricted Shares are represented by certificates rather than book-entry, all certificates representing the Restricted Shares issued under this grant shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING, FORFEITURE, AND OTHER RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

To the extent that ownership of the Restricted Shares is evidenced by a book-entry registration or direct registration (including transaction advices), such registration, to the extent not held through a depositary, shall contain an appropriate legend or restriction similar to the foregoing.

Clawback	The Shares issued to you hereunder are subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Law, rule or regulation, or otherwise, or (b) any law, rule or regulation which imposes mandatory recoupment, under circumstances set forth in such law, rule or regulation.
Applicable Law
This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive laws of any other jurisdiction, including but not limited to the granting and/or issuance of Shares being governed by Dutch law.

The Plan
The text of the Plan is incorporated in this Agreement by reference.

Certain capitalized terms used in this Agreement are defined in the Plan and have the meaning set forth in the Plan.

This Agreement, the Plan and your employment agreement (if applicable) constitute the entire understanding between you and the Company regarding the Restricted Shares. Any prior agreements, commitments, or negotiations concerning the Restricted Shares are superseded; except that any written employment, consulting, confidentiality, non-competition, non-solicitation, and/or severance agreement between you and the Company or any Affiliate, as applicable, shall supersede this Agreement with respect to its subject matter.

Data Privacy	To administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you, such as your contact information, payroll information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. By accepting the grant of Restricted Shares, you give explicit consent to the Company to process any such personal data.

Electronic Delivery	By accepting the grant of Restricted Shares, you consent to receive documents related to the Restricted Shares by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, and your consent shall remain in effect throughout your term of Service and thereafter until you withdraw such consent in writing to the Company.

Code Section 409A
The grant of Restricted Shares under this Agreement is intended to comply with Code Section 409A (“Section 409A”) to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be in compliance with Section 409A. Notwithstanding anything to the contrary in the Plan or this Agreement, neither the Company, its Affiliates, the Board, nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on you under Section 409A, and neither the Company, its Affiliates, the Board, nor the Committee will have any liability to you for such tax or penalty.

By accepting this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A

Performance Goals

Relative TSR Growth Rate

Up to [ ] % of the Relative TSR Shares (as defined below) may be earned during the Performance Period based on the Company’s Relative TSR Position for the Performance Period. All determinations with respect to Relative TSR Position shall be made by the Committee in its sole discretion. The total number of Relative TSR Shares which become earned shall be equal to (i) the total number of Relative TSR Shares multiplied by (ii) the Payout Percentage (as defined below), and rounded down to the nearest whole Share.

Level of Achievement	Relative TSR Position	Percentage of Relative TSR Shares Earned*
Below Threshold	[ ]	[ ]
Threshold	[ ]	[ ]
Target	[ ]	[ ]
Superior	[ ]	[ ]

*Notwithstanding anything to the contrary in this Exhibit A, if the Company’s TSR is negative, then no greater than 100% of the Relative TSR Shares may become earned.

The Committee shall determine (A) the TSR for the Company for the Performance Period and (B) the TSR for each Relative TSR Peer Group Company (as defined below) for the Performance Period. The “Relative TSR Position” for the Company will then be determined by comparing the TSR for the Company for the Performance Period to the TSR for each Relative TSR Peer Group Company for the Performance Period on a relative percentile basis.

All Relative TSR Shares that become earned in accordance with this Exhibit A shall vest on the Certification Date, subject to the Participant’s continued employment with the Company through the Certification Date, except as otherwise provided in the Agreement.

Definitions:

“Payout Percentage” means the “Percentage of Relative TSR Shares Earned” specified in the table above, or a percentage determined using linear interpolation if actual performance falls between two levels in the table above (and rounded to the nearest whole percentage point and, if equally between two percentage points, rounded up). In no event may the Payout Percentage exceed [ ]%. In the event that actual performance does not meet the threshold level specified in the table above, the Payout Percentage shall be zero.

“Relative TSR Peer Group Companies” means Apple Hospitality REIT, DiamondRock Hospitality, Travel&Leisure, Host Hotels & Resorts, Park Hotels and Resorts, Pebblebrook Hotel Trust, RLJ Lodging Trust, Summit Hotel Properties, Sunstone Hotel Investors and Xenia Hotels & Resorts. Only companies that are public throughout the entire Performance Period shall be included for purposes of calculating the Relative TSR Position (e.g., companies that may become acquired during the Performance Period shall be excluded from the calculation altogether). If any of the foregoing companies ceases to be a Relative TSR Peer Group Company in accordance with the previous sentence, then the Committee may, in its sole discretion, designate another company as a Relative TSR Peer Group Company.

“Relative TSR Shares” means [ ] of the Target Shares.

“TSR” means: (A) (i) the average closing price of a Share or a share of common stock of a Relative TSR Peer Group Company, as applicable, over the 15 business day period ending on (and including) the last day of the Performance Period (plus the value of any dividends declared on any Share or share of common stock of a Relative TSR Peer Group Company, as applicable, in respect of a record date occurring during the Performance Period, as adjusted assuming such dividends were reinvested in the applicable shares on such record date) (the “End Price”) minus (ii) the average closing price of a Share or a share of common stock of a Relative TSR Peer Group Company, as applicable, over the 15 business day period ending immediately before (and excluding) the first day of the Performance Period (the “Base Price”), divided by (B) the Base Price (in each case, with such adjustments as are necessary, in the judgment of the Committee to equitably calculate TSR in light of any stock splits, reverse stock splits, stock dividends, and other extraordinary transactions or other changes in the capital structure of the Company or Relative TSR Peer Group Company, as applicable).

Notwithstanding the foregoing, if TSR is determined as of the date of a Change in Control, then the End Price shall be determined based on the average closing price of a Share or a share of common stock of a Relative TSR Peer Group Company, as applicable, over the 15 business day period ending on (and including) the date of the Change in Control (plus the value of any dividends declared on any Share or share of common stock of a Relative TSR Peer Group Company, as applicable, in respect of a record date occurring during the Performance Period through the date of the Change in Control, as adjusted assuming such dividends were reinvested in the applicable shares on such record date).

All closing prices shall be the principal stock exchange or quotation system closing prices on the date in question.
CAGR Stock Price Growth
Up to [ ]% of the CAGR Stock Price Growth Shares (as defined below) may be earned during the Performance Period based on the Company’s aggregate achievement of [ ]% CAGR stock price growth goals over the Performance Period, as follows:

•[ ] of the CAGR Stock Price Growth Shares shall become earned if the Year One Hurdle (as defined below) is achieved at any time during the Performance Period;

•[ ] of the CAGR Stock Price Growth Shares shall become earned if the Year Two Hurdle (as defined below) is achieved at any time during the Performance Period; and

•[ ] of the CAGR Stock Price Growth Shares shall become earned if the Year Three Hurdle (as defined below) is achieved at any time during the Performance Period.

No interpolation will be applied to the number of CAGR Stock Price Growth Shares earned during the Performance Period. If the applicable Stock Price Growth Hurdle is exceeded but the next hurdle (if any) is not achieved (e.g., Year One Hurdle is achieved and exceeded but Year Two Hurdle is not achieved), no additional CAGR Stock Price Growth Shares in respect of such year shall be earned.

All CAGR Stock Price Growth Shares that become earned in accordance with this Exhibit A shall vest on the Certification Date, subject to the Participant’s continued employment with the Company through such date, except as otherwise provided in the Agreement. Any CAGR Stock Price Growth Shares that do not become earned as of December 31, 2026 shall be forfeited on such date. For the avoidance of doubt, no greater than [ ] % of the CAGR Stock Price Growth Shares may become earned and vested.

All determinations with respect to the achievement of the Stock Price Growth Hurdles and the number of CAGR Stock Price Growth Shares that become earned, if any, shall be determined by the Committee, in its sole discretion.
Definitions:
“Beginning Price” means the average closing price of a Share over the 15 consecutive trading day period ending on and including December 31, 2023.

“CAGR” means compounded annual growth rate.

“CAGR Stock Price Growth Shares” means 50% of the Target Shares.

“Stock Price Growth Hurdles” means, collectively, the Year One Hurdle, the Year Two Hurdle and the Year Three Hurdle.

“Year One Hurdle” means the achievement, for 15 consecutive trading days, of an average closing stock price equal to or exceeding the stock price calculated by measuring the [ ]% one-year CAGR in the closing price of a Share as compared to the Beginning Price.

“Year Three Hurdle” means the achievement, for 15 consecutive trading days, of an average closing stock price equal to or exceeding the stock price calculated by measuring the [ ]% three-year CAGR in the closing price of a Share as compared to the Beginning Price.

“Year Two Hurdle” means the achievement, for 15 consecutive trading days, of an average closing stock price equal to or exceeding the stock price calculated by measuring the [ ]% two-year CAGR in the closing price of a Share as compared to the Beginning Price.

EXHIBIT B

Approved Equity Interests:

EXHIBIT C

GRANTEE ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE

The undersigned Grantee hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:
1.    The name, address, and social security number of the undersigned:
Name:
Address:

Social Security No.:
2.    Description of property with respect to which the election is being made:
         common shares in the capital of Playa Hotels & Resorts N.V. (the “Company”), with a par value of EUR 0.10 per share.
3.    The date on which the property was transferred is ____________, 20__.
4.    The taxable year to which this election relates is calendar year 20__.
5.    Nature of restrictions to which the property is subject:
The shares of common stock are subject to the provisions of a Restricted Shares Agreement between the undersigned and the Company. The common shares are subject to forfeiture under the terms of the Restricted Shares Agreement.
6.    The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Treasury Regulations section 1.83-3(h)) was $__________ per share, for a total of $__________.
7.    The amount paid by taxpayer for the property was $__________.
8.    The amount to include in gross income is $__________.
9.    A copy of this statement has been furnished to the Company.
Dated: _____________, 20__

Taxpayer’s Signature

Taxpayer’s Printed Name